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                                                       Exhibit 21

               List of Subsidiaries of Registrant

                                  State or Other Jurisdiction
Name of Subsidiary                   of Incorporation

O'Brien Energy Services Company              Delaware
NRGG Parlin Supply Corporation               Delaware
NRGG Newark Supply Corporation               Delaware
NRG Generating (Newark) Cogeneration Inc.    Delaware
NRG Generating (Parlin) Cogeneration Inc.    Delaware
NRGG Schuylkill Cogeneration Inc.            Delaware
SDN Power, Inc.                              Delaware
NRGG (Asia), Inc.                            Delaware
Power Service Company                        Delaware
O'Brien (Philadelphia) Cogeneration, Inc.    Delaware
O'Brien Fuels, Inc.                          Delaware
O'Brien Mobile Power Rental Company          Delaware
O'Brien Power Equipment, Inc.                Texas
NRG Generating Ltd.                          United Kingdom
Puma Manufacturing Ltd.                      United Kingdom
Puma Export Finance, Ltd.                    United Kingdom
Puma Freight Forwarding Ltd.                 United Kingdom
Puma Far East Ltd.                           United Kingdom
Enercol Energy Systems, Ltd.                 United Kingdom
O'Brien Energy Europe                        United Kingdom

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